                              ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT, made and entered into as of this 5th day of March, 1997 ("Agreement"), is by and between Micron Products Inc., a Massachusetts corporation having an office and place of business at 25 Sawyer Passway, Fitchburg, Massachusetts 01420 ("Purchaser"), and Newmark, Inc., a Connecticut corporation having an office and place of business at 182 Sandbank Road, Cheshire, Connecticut 06410-1158 ("Seller").

                                W I T N E S S E T H

     WHEREAS, Seller is engaged in the business of manufacturing, marketing and selling electrical connectors, medical studs, components and products relating thereto; and

     WHEREAS, Seller, as an adjunct to its principal business has developed, assembled, marketed, leased and sold medical stud and eyelet application machines (hereinafter the "Machine Business"); and

     WHEREAS, Purchaser desires to purchase from Seller, and Seller desires to sell to Purchaser, substantially all of the assets, properties and rights of Seller used in or constituting the Machine Business, subject to the terms and conditions of this Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, Seller and Purchaser agree as follows:

     1.   PURCHASE AND SALE OF ASSETS.

          1.1 PURCHASE AND SALE. Upon the terms and subject to the conditions of this Agreement, at the Closing (as hereinafter defined), Seller shall sell, convey, transfer, assign and deliver to Purchaser, and Purchaser shall purchaser from Seller, all of the following assets, properties and rights used in and/or constituting the Machine Business (all such assets, properties and rights being herein collectively referred to as the "Assets" and individually as an "Asset"):

          (a) all patents, trademarks, service marks, copyrights and applications therefor, all tradenames, brand names, logos, inventions, discoveries, improvements, processes, technology, know-how, formulae, drawings, schematics, specifications, trade secrets, confidential information, plans, computer software (including source and object code thereof and other documentation, including, without limitation, copies thereof in machine readable form), files, programs, instruction manuals, promotional materials, notebooks and records, and all other proprietary, technical and other information and intellectual property, technical and other information and intellectual property and all licenses, permits and other rights to use the foregoing, whether patentable or unpatentable, used in or associated with the operation of the Machine Business and all goodwill associated with the foregoing (or, to the extent Seller does not own such proprietary, technical and other information and technical property, a current or royalty-free license or permit to use the foregoing), including but not limited to those listed in and more specifically described in
     Exhibit 1.1(a) hereto (the "Intellectual Property Rights");

          (b) all of Seller's rights under the license agreements, product purchase and sales contracts and other agreements used in or constituting the Machine Business, including, without limitation, those described in
     Exhibit 1.1(b) hereto, but excluding the Other Arrangements (as hereinafter defined) (the "Business Arrangements");

          (c) all parts unassembled and partly assembled ("In-Process Inventories") and assembled parts and machines ("Finished Inventories") whenever located and whether in transit or otherwise, used, manufactured, leased or sold in connection with the Machine Business, including without limitation, those listed and more specifically described in Exhibit 1.1(c) hereto (collectively, the "Inventories"). The inventories referred to herein have been valued as of March 5, 1997. Increases to such inventories occurring after March 5, 1997 shall be adjusted and paid for by Purchaser pursuant to the terms of a Manufacturing Agreement of even date herewith between Micron and Seller;

          (d) all engineering and research and development materials and inactive and other spare parts, wherever located and whether in transit or otherwise, used by Seller in connection with the Machine Business, including, without limitation, those listed and more specifically described in Exhibit 1.1(d) hereto (collectively, the "Engineering Spare Parts");

          (e) all supplier lists and supplier data relating to the Machine Business (the "Supplier Data");

          (f) all customer records and files relating to the Machine Business (the "Customer Data");

          (g) all rights under express or implied warranties from the sellers of goods and services to the Machine Business (the "Warranty Rights"); and

          (h) those portions of Seller's books, records and other documents used in or associated with the operation of the Machine Business (the "Books and Records").

          1.2 CONVEYANCE INSTRUMENTS AND RELATED MATTERS. At the Closing, the Assets shall be conveyed by Seller as follows: Seller shall convey to Purchaser the Intellectual Property Rights, Business Arrangements, Permits, Engineering Spare Parts,

Inventories, Supplier Data, Customer Data, Warranty Rights and Books and Records by a Bill of Sale, General Assignment and Conveyance in the form set forth in Exhibit 1.2 hereto.



     2.   PURCHASE PRICE.

          2.1 PRICE. The purchase price for the Acquired Assets shall be Four Hundred Thousand and No/100 ($400,000) (the "Purchase Price").

          2.2  PAYMENTS.  The Purchase Price shall be payable as follows:

          (a) Cash previously paid on account in the amount of Fifty-Eight Thousand Three Hundred Sixty-Eight and No/100 ($58,368.00);

          (b) Cash in the amount of One Hundred Forty-One Thousand Six Hundred Thirty-Two and No/100 ($141,632) paid on March 31, 1997; and

               (c) A Promissory Note in the principal sum of Two Hundred Thousand and No/100 Dollars ($200,000). Such Promissory Note shall be payable in twenty (20) equal monthly installments of $10,000 each commencing on May 5, 1997. The Promissory Note shall be non-interest bearing.

     3.   THE CLOSING.

          3.1 CLOSING AND CLOSING DATE. The closing (the "Closing") of the transactions contemplated hereby shall be held on or before May 10, 1997, at 10:00 a.m. Eastern Time at the offices of Newmark, Inc., 182 Sandbank Road, Cheshire, Connecticut 06410; provided, however, that if the conditions precedent to the Closing as set forth in this Agreement shall not have been satisfied or waived on said date, and unless this Agreement is terminated as provided herein, the Closing shall take place on the fifth business day following said satisfaction or waiver of such conditions, or on such other date as Seller and Purchaser shall agree upon in writing, but in no event later than May 30, 1997, unless such date is extended by mutual agreement in writing. The time and date of closing is referred to herein as the "Closing Date."

          3.2 TITLE, POSSESSION, RISK OF LOSS. Title to, possession of and risk of loss or destruction or damage to the Assets shall pass to Purchaser at the Closing; provided, however that this Section 3.2 shall not diminish, limit or otherwise impair in any manner Seller's or Purchaser's rights under the other provisions of this Agreement or the instruments, agreements, certificates and documents to be executed and delivered in connection herewith that apportion liability between the parties with respect to events, occurrences, omissions or other matters arising or occurring during specified periods.

          3.3 ITEMS TO BE DELIVERED AT CLOSING BY SELLER. At Closing, and subject to the terms and conditions herein contained, Seller shall deliver to Purchaser the following:

          (a) the Bill of Sale, General Assignment and Conveyance duly executed by Seller; and

          (b) such other good and sufficient instruments and documents of conveyance and transfer, in a form reasonably satisfactory to Purchaser and its counsel, as shall be necessary and effective to transfer and assign to, and vest in, Purchaser all of Seller's right, title and interest in and to the Assets; and

simultaneously with such delivery, all such steps will be taken as may be required to put Purchaser in actual possession and operating control of the Assets.

          3.4 ITEMS TO BE DELIVERED AT CLOSING BY PURCHASER. At Closing, and subject to the terms and conditions herein contained, Purchaser shall deliver to Seller the following:

          (a)  the Assumption Agreement; and

          (b) such other documents, instruments and undertakings, in a form reasonably satisfactory to Seller and its counsel, as shall be necessary to consummate the payment, performance or discharge, as appropriate, of the Assumed Obligations.

          3.5 OTHER DOCUMENTS. At or prior to Closing, the parties shall exercise reasonable efforts to deliver to each other the other agreements, opinions, certificates, instruments and documents referred to in Section 9 hereof.

     4.   CONDUCT PRIOR TO THE CLOSING AND CERTAIN OTHER MATTERS.

          4.1 CONDUCT OF MACHINE BUSINESS. Seller represents, warrants, covenants and agrees that, from the date hereof until the Closing Date:

          (a) Seller will use its best efforts to preserve for Purchaser favorable business relations with all persons dealing with the Assets and the Machine Business;

          (b) Seller will cooperate fully with Purchaser as to arrangements for the transfer of the Assets to Purchaser in an orderly fashion;

          (c) Seller will promptly notify Purchaser of (i) its receipt of any notice or claim, written or oral, of default or breach by Seller under, or of any termination or cancellation, or threat of termination or cancellation, of any of the Business Arrangements, as a result of which the Assets or Machine Business shall have been or may be adversely affected, individually or in the aggregate, in an amount in excess of $5,000, and
     (ii) any loss of, damage to or disposition of any of the Assets (other than the sale or use of Inventories in the ordinary course of business) which shall involve an amount, individually or in the aggregate, in excess of $5,000;

          (d) Seller, without the prior written consent of Purchaser, shall not sell, dispose of, distribute, encumber or enter into any agreement or arrangement for the sale, disposition, distribution or encumbrance of any of the Assets (other than the sale, lease or use of Inventories in the ordinary course of business) or make any offer or enter into any negotiations with respect thereto, or enter into any transaction, the effect of which would be to diminish the amount or value of the Assets or to adversely affect the Machine Business by an amount, individually or in the aggregate, in excess of $5,000, and Seller shall exercise its best efforts to cause its officers, directors, employees, representatives, agents and stockholders to comply with this Section 4.1(d); and

          (e) Seller shall not operate the Assets or conduct the Machine Business outside the ordinary course of business or in a manner inconsistent with prior practice.

          4.2 ACCESS TO PROPERTIES AND RECORDS. From the date of this Agreement until the Closing, Seller will (i) keep Purchaser advised of all developments relevant to the consummation of this Agreement and the Machine Business; cooperate fully, both in permitting Purchaser and Purchaser's representatives, advisers, consultants, auditors and other experts to make a full investigation, at Purchaser's sole cost and expense, and at reasonable times and upon reasonable notice, of the properties and operations of the Assets and the Machine Business, and in bringing about the consummation of the transactions contemplated hereby; and (ii) afford Purchaser and Purchaser's representatives, advisers, consultants and other experts, at Purchaser's sole cost and expense, and at reasonable times and upon reasonable notice, reasonable access to the machinery and equipment, inventory and supplies, records, files, books of account, agreements and commitments including, without limitation, information with respect to all products of and parts required in the operation of the Machine Business. Notwithstanding the above, Purchaser and Purchaser's representatives, advisors, consultants and other experts shall incur no liability for any of the Assets or the Machine Business as a result of such consultation or access, or as a result of Seller's performance (or non-performance) of the covenants set forth in Section 4.1 above. Purchaser covenants and agrees that, prior to the Closing, neither Purchaser nor any of Purchaser's agents, attorneys, employees or representatives will unreasonably interfere with any of the Business Arrangements, Other Arrangements, Permits and/or Intellectual Property Rights.

          4.3 SATISFACTION OF CONDITIONS; COOPERATION. Each of Seller and Purchaser will use its best reasonable efforts to (a) obtain, as soon as possible, all governmental approvals required to be obtained by it and make, as soon as possible, all filings with any governmental authority required on its part to consummate the transactions contemplated hereby, and (b) obtain, as soon as possible, other consents to and approvals required to be obtained by it to consummate the transactions contemplated hereby.

          4.4 TECHNICAL SUPPORT. Seller agrees to provide Purchaser with such engineering and technical support and related services as Purchaser may reasonably request subsequent to the Closing Date in order that Purchaser may efficiently combine the Machine Business with the business and operations of Purchaser and may otherwise realize the full benefit of the consummation of the transactions contemplated by this Agreement.

     6.   REPRESENTATIONS AND WARRANTIES.

          6.1 SELLER'S REPRESENTATIONS AND WARRANTIES. Seller hereby represents and warrants to Purchaser as follows:

          (a) Seller is a corporation duly organized, validly existing and, except as set forth in Exhibit 6.1(a), in good standing under the laws of the State of Connecticut and is duly qualified or licensed as a foreign corporation authorized to do business in each jurisdiction in which the character of the properties and assets now owned or held by it requires it to be so licensed or qualified, except where the failure to obtain such license or qualification would not have an adverse effect on the Assets or the Machine Business.

          (b) Seller has full right, power, legal capacity and authority to execute, deliver and perform this Agreement and all documents and instruments referred to herein or contemplated hereby and to consummate the transactions contemplated herein and thereby, including the full right, power, legal capacity and authority to sell, assign and transfer the Assets. This Agreement has been duly executed and delivered by Seller and, upon obtaining the foregoing approvals, will constitute, and all documents and instruments referred to herein or contemplated hereby when duly executed and delivered by Seller will constitute, legal, valid and binding obligations of Seller enforceable in accordance with their respective terms and conditions, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

          (c) Except for the consents specified in Exhibit 6.1(c), no approval, consent or other order or action of or filing with any court, administrative agency, governmental authority or other third party is required for the execution, delivery or performance by Seller of this Agreement or the other documents and instruments referred to herein or contemplated hereby, and no other consents or approvals of third parties are required for the consummation of the transactions hereby, the absence of which will result in the imposition of any additional conditions on the use or value of the Assets. Except as disclosed on Exhibit 6.1(c), there are no prior consent rights or preferential purchaser rights, rights of first refusal or other similar rights in third parties with respect to any of the Assets. Seller will exercise its commercially reasonable efforts (short of paying additional consideration to any third party) to deliver the consents specified in Exhibit 6.1(c) to Purchaser as soon as practicable prior to the Closing Date.

          (d) At the Closing, Seller shall convey to Purchaser full legal and beneficial title to all of the Assets, free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts and encumbrances except for the Assumed Obligations.

          (e) At the time of the Closing, and subject to the satisfaction of the conditions set forth in Section 8, below, including, without limitation, the execution, delivery and performance of this Agreement and the other documents and instruments referred to herein or contemplated hereby, and the consummation of the transactions contemplated hereby and thereby and the performance by Seller of its obligations hereunder and thereunder will not cause the imposition of any additional conditions on the use or value of the Assets, and, except as set forth in Exhibit 6.1(e), will not constitute a violation of, conflict with, or result in a default under, (i) any mortgage, indenture, charter or by-law provision, contract, agreement, commitment or other instrument of any kind to which Seller is a party or by which Seller or any of its properties or assets may be bound or affected or (ii) any law, rule or regulation applicable to Seller or any court injunction, order or decree, or any valid and enforceable order of any governmental agency having jurisdiction over Seller, which violation, conflict or default would have or would cause a material adverse effect on the Assets of the Machine Business.

          (f) Except as set forth in Exhibit 6.1(f) hereto, Seller has not given to any person or party, and there is not currently existing, any power of attorney of any type pertaining to the Assets or the Machine Business.

          (g) Except as set forth in Exhibit 6.1(g) hereto, there are no sales, use or similar taxes payable by the Purchaser to any taxing authority in any state arising from the transactions contemplated by this Agreement.

          (h) The Intellectual Property Rights are valid and enforceable in accordance with their respective terms and conditions, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity). The Intellectual Property Rights will upon Closing afford Purchaser the right to use all technology, proprietary information, know-how or patented ideas, designs or inventions owned by Seller or others necessary for the present operation of the Machine Business and the marketing, distribution, sale and use (whether by Purchaser or Purchaser's direct or indirect customers) of the products produced in connection with the Machine Business, subject, however to the consents required as set forth in
Exhibit 6.1(c) hereto. None of the ownership, access to, use or practice of the Intellectual Property Rights by Purchaser upon Closing will, to the best knowledge and belief of Seller infringe on the rights of any other party, subject, however, to any consents required as set forth in Exhibit 6.1(c) hereto. Set forth on Exhibit 6.1(h) is a description of the license fees and royalties payable in connection with the use and practice of the Intellectual Property Rights and the terms and conditions on which and period for which such license fees and royalties are payable. The Seller has delivered to Purchaser copies of each of the agreements described on Exhibit 6.1(h), and such copies are true, correct and complete in all material respects. Except as otherwise set forth in Exhibit 6.1(h), Seller is not in default in any material respect and has not been in default in any material respect under any agreement described in Exhibit 6.1(h) obligating it to pay license fees or royalties, and has not received a notice of any such default. The agreements described on Exhibit 6.1(h) have not been terminated and will remain in full force and effect.

          (i) The Assets are all of the assets and properties, tangible and intangible, which are necessary to the operation of the Machine Business as a going concern on a basis consistent with past practice. No representation or warranty by Seller in this Agreement and no statement respecting the Assets or the Machine Business contained in any document delivered by Seller to Purchaser or its representatives in connection with the transactions contemplated hereby and no Exhibit hereto contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were or will be made, not misleading.

          (j) Except for the Other Arrangements, the contracts, leases, agreements, undertakings and commitments listed on one or more of the Exhibits contemplated by Section 1.1 are all the material contracts, leases, agreements, undertakings and commitments related to the operation of the Machine Business or constituting any of the Assets. Except as disclosed in Exhibit 6.1(j), Seller is not (nor, to the knowledge of Seller, is any other party) in default under, nor does any condition, event, circumstance or situation exist (i) which, with the giving of notice of passage of time, or both, will cause a default or cause the imposition of any material adverse burden or condition under any of the Business Arrangements, Permits or Intellectual Property Rights or under any judgment, order or decree of any court or any government agency or instrumentality relating to the ownership of the Assets or the conduct of the Machine Business, or (ii) as a result of which any person, firm, corporation or other entity is or may be entitled to assert any rights against any of the Assets or the Machine Business.

          (k) Except as disclosed in Exhibit 6.1(k) hereto, as of December 31, 1996 and except as may occur in the ordinary course of business of Seller consistent with past practice since December 31, 1996, Seller has not received any payment under any agreement or instrument for the sale, processing, exchange, storage or transportation of products included in the Assets or produced by the Machine Business which requires delivery in the future to any other party thereto of products previously paid for, in full or in part; and Seller, as of the Closing Date, will not have delivered, under any such agreement or instrument, more product than any other party thereto is obligated to acquire; there exists no requirement to "make up" any deliveries of products to any third party and there has not been delivered under any such agreement or instrument less product than any other party thereto paid for or is obligated to purchase or acquire.

          (l) Except as disclosed in Exhibit 6.1(l), there are no bonds, deposits, financial assurance requirements or insurance coverages required to be submitted to regulatory authorities for the continued ownership of the Assets or the conduct of the Machine Business.

          (m) Except as provided or disclosed in Exhibit 6.1(m) hereto, at the Closing, Seller will have timely paid or will have made adequate provision (according to terms set forth in writing and acceptable to Purchaser) for the payment of all federal, state and local income, profits, franchise, sales, use, employment and similar taxes, and all interest and penalties thereon due and payable by it for all periods ended on or prior to the Closing Date, the non-payment of which would result in a lien or encumbrance on any Asset, would otherwise materially adversely affect the Machine Business or would result in the Purchaser becoming liable or responsible therefor. Seller will timely pay or make adequate provision (according to terms set forth in writing and acceptable to Purchaser) for the payment of all tax liabilities, assessments, interest and penalties that have accrued but that are not yet due and payable, the non-payment of which would result in a lien or encumbrance on any Asset, would otherwise materially adversely affect the Machine Business or would result in the Purchaser becoming liable therefor.

          (n) All of the In-Process Inventories are items of the quantity and quality required to produce Finished Inventories in the ordinary course of business consistent with prior practice. Except as disclosed in Exhibit 6.1(n) hereto, all of the Finished Inventories are items of a quality and quantity that may be used, leased and sold in the ordinary course of business at the market prices of such products consistent with prior practice.

          (o) Except as disclosed in Exhibit 6.1(o), Seller has full power, authority and legal right and has all licenses, permits, qualifications, and other documentation necessary or appropriate to own the Assets and to carry on the Machine Business as being conducted on the date of this Agreement, and such Machine Business has been and is now being conducted in compliance with all applicable laws, ordinances, rules and regulations of any governmental department, commission, board, bureau, agency or instrumentality of the United Sates, any state or political subdivision thereof, or any foreign jurisdiction, and all applicable court or administrative agency decrees, awards and orders, and to Seller's knowledge there is no condition or state of facts which would give rise to a violation thereof or a liability or default thereunder which would have a material adverse effect on the Assets or the Machine Business in the hands of Purchaser following the Closing.

          (p) Except as set forth in Exhibit 6.1(p), no legal action, suit or proceedings, judicial or administrative, or grievance, arbitration, investigation or claim by or before any governmental agency, for which Purchaser will be responsible or liable or to which any of the Assets will be subject on or after Closing is pending or, to the knowledge of Seller, threatened, which involves or may involve any Asset or the operation of the Machine Business or the purchase, sale, transportation or processing of parts or products in connection with the Machine Business, which, if adversely determined could have a material adverse effect on any Asset in the hands of Purchaser after the Closing, the operation of the Machine Business by Purchaser after the Closing, the purchase, sale, transportation or processing a raw materials or products in connection with the Machine Business, or the ability of Seller to perform its obligations under this Agreement or any other document or instrument referred to herein or contemplated hereby. Except to the extent disclosed on Exhibit 6.1(p), Seller is not aware of any fact which to its knowledge might result in any action, suit, or proceeding, judicial or administrative, or grievance, arbitration, investigation or claim which could cause a material adverse change in the Machine Business or the condition (financial or otherwise) of any Asset and for which Purchaser will be responsible or liable or to which an of the Assets will be subject in the hands of Purchaser on or after Closing.

          (q) Except as disclosed on Exhibit 6.1(q), since December 31, 1996, Seller has not operated the Assets or conducted the Machine Business outside of the ordinary course of business or in a manner inconsistent with prior practice.

          (r) Except as disclosed on Exhibit 6.1(r), since December 31, 1996, Seller has not received any notice or claim of the types described in clause (i) of section 4.1(c), and no loss, damage or disposition of the types described in clause (ii) of Section 4.1(c) has occurred.

          (s) Since December 31, 1996, and except as contemplated hereby, Seller has not sold, disposed of, distributed, encumbered or entered into any agreement or arrangement for the sale, disposition, distribution or encumbrance of any of the Assets (other than the sale or use of Inventories in the ordinary course of business), or made any offer or entered into any negotiations with respect thereto, or entered into any transaction, the effect of which would be to diminish the amount or value of the Assets or to adversely affect the Machine Business by an amount, individually or in the aggregate, in excess of $5,000.

     6.2 PURCHASER'S REPRESENTATIONS AND WARRANTIES. Purchaser represents and warrants to Seller as follows:

          (a) Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly licensed or qualified as a foreign corporation and authorized to do business in each jurisdiction in which the character of the properties and assets owned or held by it requires it to be so licensed or qualified, except where the failure to obtain such license or qualification would not have an adverse effect on the assets, the business, operations or financial condition of the Purchaser and its subsidiaries, taken as a whole.

          (b) Purchaser has full right, power, legal capacity and authority to execute, deliver and perform this Agreement and all documents and instruments referred to herein or contemplated hereby and thereby, and to consummate the transactions contemplated hereby, including the full right, power, legal capacity and authority to purchase the Assets. This Agreement has been duly executed and delivered by Purchaser and constitutes, and all documents and instruments referred to herein or contemplated hereby, when duly executed and delivered by Purchaser will constitute legal, valid and binding obligations of Purchaser, enforceable in accordance with their respective terms and conditions, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

          (c) The execution, delivery and performance of this Agreement and the other documents and instruments referred to herein or contemplated hereby, and the consummation of the transactions contemplated hereby and thereby and the performance by Purchaser of its obligations hereunder and thereunder will not constitute a violation of, conflict with, or result in a default hereunder, (i) any mortgage, indenture, charter or by-law provision, contract, agreement, commitment or other instrument of any kind to which Purchaser is a party or by which Purchaser may be bound or affected, or (ii) any law, rule or regulation applicable to Purchaser, or any court injunction, order or decree, or any valid and enforceable order of any governmental agency having jurisdiction over Purchaser.

          (d) No legal action, suit or proceeding, judicial or administrative, or grievance, arbitration, investigation or claim, by or before any governmental agency, is pending or, to the knowledge of Purchaser, threatened which, if adversely determined, could have an adverse effect on the ability of Purchaser to perform its obligations under this Agreement or any other document or instrument referred to herein or contemplated hereby.

          (e)  Except for the consents contemplated hereby or specified on
Exhibit 6.2(e), no approval, consent or other order or action of or filing with any court, administrative agency, governmental authority or other third party is required for the execution, delivery or performance by Purchaser of this Agreement, or the other documents and instruments referred to herein or contemplated hereby. Purchaser will exercise its commercially reasonable efforts (short of paying additional consideration to any third party) to deliver the consent specified in Exhibit 6.2(e) to Seller as soon as practicable prior to the Closing Date.

     7.   SURVIVAL; INDEMNIFICATION.

          7.1 SURVIVAL. The respective representations, warranties and covenants of Seller and Purchaser herein shall survive the Closing.

          7.2 INDEMNIFICATION BY SELLER. Subject to Sections 7.4, 7.6 and 7.7 herein, Seller hereby agrees, effective as of the Closing, to indemnify, save and hold harmless Purchaser and its direct and indirect subsidiaries and its and their successors and permitted assigns and all of their respective officers, directors, stockholders, agents, attorneys, representatives and employees (collectively, the "Purchaser Indemnified Parties") from and against any and all damages, liabilities, losses, claims, deficiencies, penalties, interest, expenses, fines, assessments, charges or costs (including attorneys' fees and court costs) (collectively, the "Damages") arising from, out of or in any manner connected with (a) any liability, obligation, contract, debt, lien, litigation, dispute or commitment of Seller other than Assumed Obligations, (b) acts, omissions, events, conditions or circumstances involving or relating to the Assets or the Machine Business, or the employees or contractors of Seller occurring or existing on or prior to the Closing Date, other than the Assumed Obligations, (c) the operation of the Assets or the Machine Business or the sale, disposal, transportation, storage or use of products or raw materials in connection with the Machine Business on or prior to the Closing Date, including, without limitation, product liabilities for products sold by Seller on or before the Closing Date, (d) the breach of any covenant of Seller or the failure of Seller to perform any obligation of Seller contained herein or in the documents or instruments required to be delivered by Seller in connection with the transactions contemplated hereby, (e) any inaccuracy in or breach of any representation or warranty of Seller under this Agreement or any document or instrument required to be delivered by Seller prior to or at the Closing or in connection with the transactions contemplated hereby, (f) all tax liabilities of Seller arising from or related to or based on events, occurrences, transactions, revenues, income, operations or assets during any period prior to the Closing or arising from or related to or based on the sale of the Assets as contemplated hereunder, (g) the matters for which Seller retains liability under Sections 10 and 12, and (h) any liability to employees or former employees of Seller or their beneficiaries arising from the severance or discharge (or constructive severance or discharge) of such employees by Seller or their rights to benefits under the Company Plans or other employment related claims.

          7.3 INDEMNIFICATION BY PURCHASER. Subject to Sections 7.4, 7.6, and 7.7, Purchaser hereby agrees, effective as of the Closing, to indemnify, save and hold harmless Seller and its successors and their permitted assigns and all of their officers, directors, stockholders, agents, attorneys, representatives and employees (collectively the "Seller Indemnified Parties") from and against any Damages arising from, out of or in any manner connected with (a) the Assumed Obligations, (b) acts, omissions, events, conditions or circumstances involving or relating to the Assets or the Machine Business, or the employees or contractors of Purchaser (or its subsidiary) occurring or existing after, but not on or before, the Closing Date (other than those for which the Purchaser

Indemnified Parties are entitled to be indemnified by Seller under Section 7.2),
(c) the operation of any of the Assets, the operation of any other business in which the Purchaser (or its subsidiary) shall engage, or the sale, disposal, transportation, storage or use of products or raw materials in connection with the Machine Business by Purchaser (or its subsidiary) after, but not on or before, the Closing Date, including, without limitation, product liabilities for products (other than the Inventories) sold by Purchaser (or its subsidiary) after, but not on or before, the Closing Date (other than matters for which the Purchaser Indemnified Parties are entitled to be indemnified by Seller under
Section 7.2), (d) the breach of any covenant of Purchaser contained herein or in the documents or instruments required to be delivered by Purchaser in connection with the transactions contemplated hereby, (e) any inaccuracy in, or breach of any representation or warranty of Purchaser under this Agreement or any document or instrument required to be delivered by Purchaser in connection with the transactions contemplated hereby, and (f) the matters for which Purchaser assumes liability under Sections 10 and 12, below.

          7.4  LIMITATIONS ON LIABILITY.

               (a) NO BENEFIT TO OTHERS. The representations and warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and permitted assigns, and, except as otherwise specifically provided, they shall not be construed as conferring any rights on any other persons.

               (b) LIMITATION ON SURVIVAL. Notwithstanding any other provision of this Agreement, no claim shall be made for misrepresentation, breach of representation or warranty, breach of covenant, or for indemnification hereunder unless written notice specifying the nature of such claim, in reasonable detail, shall be given to the party against whom such claim is asserted prior to June 1, 2001.

          7.5 NOTICE AND RIGHT TO DEFEND. Seller, on the one hand and Purchaser, on the other, agree to give prompt notice to the other of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought hereunder. Any failure on the part of either party to this Agreement to give the notice described in this Section 7.5 to the other party hereto shall relieve the party to whom such notice was not provided of its obligations under this Section 7 only to the extent that such non-notified party has been prejudiced by the lack of timely and adequate notice. This notification requirement shall not apply to communications that are part of or that relate to a judicial or administrative proceeding in which the parties hereto are litigating claims against each other. The indemnifying party shall have the right and obligation to assume the defense or settlement of any third-party claim, suit, action or proceeding in respect of which it has an obligation to provide indemnity hereunder, and such indemnity may be sought hereunder by giving prompt notice to the indemnifying party; PROVIDED, HOWEVER, that (a) the indemnified party shall at all times have the right, at its option and expense, to participate fully therein, and (b) if the indemnifying party does not proceed diligently to defend the claim within ten days after receipt of such notice, the indemnified party shall have the right, but not the obligation, to undertake the defense of any such claim for the account of and at the risk of the indemnifying party and the indemnifying party shall be bound by any defense or settlement that the indemnified party may make as to such claim. The parties shall cooperate in defending any such third-party claim, and the defending party shall have reasonable access to the books and records, and personnel in the possession or control of the other party which are pertinent to the defense. The parties agree that the indemnified party may join the indemnifying party in any action, claim or proceeding brought by a third party, as to which any right of indemnity created by this Agreement would or might apply, for the purpose of enforcing any right of the indemnity granted to such indemnified party pursuant to this Agreement.

          7.6 APPORTIONMENT. Consistent with the provisions of Section 7.2 and 7.3, any Damages arising from or out of or relating to acts, omissions, conditions, events or circumstances which occur or exist both on or prior to and after the Closing Date shall be allocated between Seller and Purchaser in proportion to the extent to which such acts, omissions, conditions, events or circumstances occurring or existing on or prior to the Closing Date, which will be Seller's responsibility, and the extent to which such acts, omissions, conditions, events or circumstances occurring or existing after (but not on or before) the Closing Date, which will be Purchaser's responsibility, cause or contribute to such Damages.

          7.7 REDUCTION. After the Closing, the amount payable by either party hereto (the "Indemnifying Party") to a person entitled to indemnity hereunder (the "Indemnified Party") with respect to any claim for indemnity hereunder by such Indemnified Party shall be reduced (but not below zero) (or, if previously collected by a Purchaser Indemnified Party, refunded [but not in any amount in excess of the amount collected from Seller] at the time of receipt by such Purchaser Indemnified Party, to the Seller) by any net proceeds of insurance actually collected (after giving effect to retroactive, future and other premium adjustments, whether or not then payable, and any subrogation or similar claims payable) by such Indemnified Party for the same matter which is the subject of such claim.

     8.   CONDITIONS TO CLOSING.

          8.1 CONDITIONS PRECEDENT TO OBLIGATION OF PURCHASERS. The obligation of Purchaser to consummate the transactions contemplated by this Agreement shall be subject to satisfaction (or the waiver in writing of Purchaser) prior to and at the Closing of all of the following conditions:

               8.1.1. REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER. Seller shall have complied in all material respects with all of its agreements and covenants contained herein. All of the representations and warranties of Seller contained herein shall be accurate in all material respects at and as of the Closing with the same effect as though such representations and warranties had been made at and as of the Closing and Purchaser shall have received a certificate to such effect executed by the President and Chief Financial Officer of Seller.

               8.1.2. NO CASUALTY, LOSS OR DAMAGE. No material casualty, loss or damage shall have occurred prior to the Closing Date to any Assets unless Seller shall have either repaired or replaced such lost or damaged property.

               8.1.3. DOCUMENTS. All documents, instruments and agreements required to be executed and delivered by Seller or third parties at the Closing as contemplated hereby, and such other documents, instruments, estoppel certificates from third parties and other certificates and opinions as Purchaser shall reasonably request, shall have been duly executed and delivered by Seller and any other parties required and shall have been received.

               8.1.4. CONSENTS. All consents, estoppel agreements and approvals of third parties or any regulatory body or authority, whether required contractually or by applicable federal, state or local law, or otherwise necessary for the execution, delivery and performance of this Agreement by Seller, and the transfer of the Assets to Purchaser or otherwise required to permit the Purchaser to enjoy the use of the Assets, without the imposition of any additional material burden on the use or value of the Assets, except as provided in Section 12.2 and except for approvals of governmental agencies customarily obtained subsequent to transfer of title, shall have been delivered to Purchaser in form and substance satisfactory to Purchaser at least two days prior to the Closing Date and shall not have been withdrawn or revoked.

               8.1.5. CORPORATE AUTHORITY. On the Closing Date, Seller shall have delivered to Purchaser, in such form as Purchaser's legal counsel may reasonably request, evidence of Seller's corporate authority for the execution, delivery and performance of this Agreement and the other agreements and instruments to be executed and delivered by Seller pursuant hereto and the transactions contemplated hereby and thereby.

               8.1.6. VIOLATIONS, CONFLICTS AND DEFAULTS. Any and all violations, conflicts and defaults described in Exhibit 6.1(e) that pertain to (a) any material mortgage, indenture, charter, or by-law provision, contract, agreement, commitment or other instrument of the type described by clause (i) of Section 6.1(e), or (b) any law, rule, regulation, injunction, order or decree of the type described in clause (ii) of
     Section 6.1(e) shall have been cured in their entirety to the satisfaction of Purchaser at or prior to the Closing.

     Notwithstanding the foregoing, the conditions set forth in Sections 8.1.1, 8.1.2, 8.1.4, and 8.1.6 shall be deemed to be satisfied unless the aggregate effect of (i) all inaccuracies in the representations and warranties of Seller set forth in this Agreement, as of the date hereof, together with (ii) all further inaccuracies in such representations and warranties as if they were made again as of the Closing Date and irrespective of any disclosures thereof, together with (iii) all breaches of agreements and covenants herein by Seller, together with (iv) all casualties, losses or damages to the Assets, together with (v) all adverse burdens or conditions imposed upon the Machine Business, together with (vi) all adverse changes in or adverse effects on the Assets or the Machine
Business shall be sufficient so that there is a Material Adverse Effect. As used in the preceding sentence, the term "Material Adverse Effect" means an effect which is adverse in an amount in excess of $10,000. The consummation of the Closing shall not be deemed to be a waiver by Purchaser of any of its rights or remedies hereunder for breach of warranty, covenant or agreement herein by Seller or for any defects in title to any of the Assets, irrespective of any investigation made by or on behalf of Purchaser with respect thereto prior to the Closing, and irrespective of whether Purchaser knew or should have known of any such breach or defect. Purchaser's indemnification obligations hereunder and Seller's other rights and remedies hereunder shall not be affected by the existence or non-existence of a Material Adverse Effect.

          8.2 CONDITIONS PRECEDENT TO OBLIGATION OF SELLER. The obligation of Seller to consummate the transactions contemplated by this Agreement shall be subject to satisfaction (or the waiver in writing by Seller) at or prior to the Closing of all of the following conditions:

               8.2.1. REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASER. Purchaser shall have complied in all material respects with all of its agreements and covenants contained herein to be performed at or prior to the Closing. All the representations and warranties of Purchaser contained herein shall be accurate in all material respects at and as of the Closing with the same effect as though such representations and warranties had been made at and as of the Closing, and Seller shall have received a certificate to such effect executed by the President (or any Vice President) of Purchaser.

               8.2.2 CORPORATE AUTHORITY. On the Closing Date, Purchaser shall have delivered to Seller in such form as legal counsel for Seller may reasonably request, evidence of Purchaser's corporate authority for the execution, delivery and performance of this Agreement and the other agreements and instruments to be delivered pursuant hereto and the transactions contemplated hereby and thereby.

               8.2.3 DOCUMENTS. All documents, instruments and agreements required to be executed and delivered by Purchaser or third parties at the Closing as contemplated hereby, and such other documents, instruments, certificates and opinions as Seller shall reasonably request, shall have been duly executed and delivered by Purchaser and any other parties required and shall have been received. Purchaser and Seller shall have entered into an agreement entitled

     "MANUFACTURING AGREEMENT" in form and substance as set forth in Exhibit
      8.2.3 hereto.

               8.2.4 CONSENTS. All consents, estoppel agreements and approvals of third parties or any regulatory body or authority, whether required contractually or by applicable federal, state or local law, or otherwise necessary for the execution, delivery and performance of this Agreement by Purchaser, and the execution, delivery and performance of the Assumption Agreement by Purchaser, and the taking of all other actions to be taken and the performance of all other obligations to be performed by Purchaser at Closing, to permit Seller to obtain all of the benefits contemplated by this Agreement, without interference or claim from any third party, shall have been delivered to Seller in form and substance satisfactory to Seller at least two days prior to the Closing Date and shall not have been withdrawn or revoked.

     Notwithstanding the foregoing, the conditions set froth in Sections 8.2.1,
8.2.4 shall be deemed to be satisfied unless the aggregate effect of (i) all inaccuracies in the Agreement, as of the date hereof, together with (ii) all further inaccuracies in such representations and warranties as if they were made again as of the Closing Date and irrespective of any disclosures thereof, together with (iii) all breaches of agreements and covenants herein by Purchaser shall be sufficient so that there is a Material Adverse Effect. As used in the preceding sentence, the term "Material Adverse Effect" means an effect which is adverse in an amount in excess of $5,000. The consummation of the Closing shall not be deemed to be a waiver by Seller of any of its rights or remedies hereunder for breach of warranty, covenant or agreement herein by Purchaser, irrespective of any investigation made by or on behalf of Seller with respect thereto prior to the Closing, and irrespective of whether Seller knew or should have known of any such breach. Seller's indemnification obligations hereunder and Purchaser's other rights and remedies hereunder shall not be affected by the existence or non-existence of a Material Adverse Effect.

     9.   TERMINATION.

          9.1 GROUNDS FOR TERMINATION. This Agreement may be terminated at any time prior to the Closing Date:

          (a)  by the written agreement of Seller and Purchaser; or

          (b) by Seller or by Purchaser, by written notice to the other, if the Closing shall not have occurred by 5:00 p.m., Eastern Times on April 30, 1997, unless such date is extended by mutual agreement in writing; or

          (c) by Seller or by Purchaser, by written notice to the other, if on the date scheduled for Closing any proceeding or action shall have been filed seeking to restrain, enjoin or otherwise prevent the consummation of this Agreement or the transaction contemplated hereby or any order shall have been entered restraining or prohibiting consummation of the transactions contemplated hereby.

          9.2 EFFECT OF TERMINATION. If this Agreement is terminated as permitted under Section 9.1, such termination shall be without liability to either party, except that such termination shall be without prejudice to any and all remedies the parties may have against each other for any breach of this Agreement.

     10.  RECEIVABLES; PAYABLES; APPORTIONMENT.

          10.1 RECEIVABLES. If any monies or other assets are received by Purchaser to which Seller is entitled and that are not included in the Assets, Purchaser shall hold such monies and assets received by Purchaser in trust for Seller and shall account for any pay same to Seller within fifteen (15) days of receipt. If any monies or other assets are received by Seller to which Purchaser is entitled, and that are included in the Assets, or which represent prepayments or deposits made by customers or others after the Closing Date with respect to the purchase of any Inventory or under any Business Arrangements included within the Assets, Seller shall hold such monies and assets received by Seller in trust for Purchaser and Seller shall account for and pay same to Purchaser within fifteen (15) days of receipt.

          10.2 LIABILITIES. All liabilities of whatever kind or nature, whether absolute or contingent, direct or indirect, or fixed or contingent of Seller, arising from acts, omissions, events, conditions or circumstances occurring or existing for any period of time on or prior to Closing (whether or not known by Purchaser), other than the Assumed Obligations, shall be retained by Seller and shall not be assumed by Purchaser, and Seller covenants and agrees to pay the same when due or otherwise make adequate provision (according to terms set forth in writing and acceptable to Purchaser) for the discharge of the same.

          10.3 APPORTIONMENT. Ad valorem and similar taxes imposed by any taxing authority on the Assets and applicable to periods both prior to and after the Closing Date with respect to the Assets shall be prorated as of the Closing Date. Seller and Purchaser shall agree on the amounts owing to Seller by Purchaser or to Seller resulting from such proration within sixty days after the Closing Date, and such amounts shall be paid within thirty (30) days thereafter.

          10.4  OTHER TAXES.    To the extent there are any sales, use, or
similar taxes payable to any taxing authority in any state arising from this transaction they shall be borne by Seller and Seller agrees to indemnify Purchaser therefor, except to the extent to do so would violate law, in which case they shall be borne by Purchaser and collected by Seller for remittance to the taxing authority. In the event any taxing authority in any state assesses any such taxes after the Closing, the parties shall follow the procedure set forth in Section 7.6 with respect thereto. The party responsible for bearing the tax shall have the right to approve all sales tax information and returns submitted to tax authorities and to designate the amount of sales tax shown due thereon arising from the transaction contemplated hereby.

     11.  CERTAIN BUSINESS AND OTHER ARRANGEMENTS.

          11.1 ADDITIONAL ASSIGNMENTS. The parties recognize that a separate instrument or instruments of assignment and assumption may be necessary or proper with respect to certain Business Arrangements, Permits and Intellectual Property Rights, and accordingly, the parties shall duly execute and deliver at the Closing or thereafter, as required, such separate instrument or instruments as may be reasonably required to effect the assignment by Seller and assumption by Purchaser of all Business Arrangements, Permits and Intellectual Property Rights.

          11.2 CONSENTS TO ASSIGNMENTS. Each party shall assist the other in attempting to obtain any consents required for the assignment of any Business Arrangements, Permits or Intellectual Property Rights requested by Purchaser prior to Closing to be included in the Assets. If such consents cannot be obtained prior to Closing, Seller and Purchaser shall cooperate in any arrangement reasonably satisfactory to the parties designed to fulfill Seller's obligations thereunder and to afford Purchaser the benefits thereof.

          11.3 NO RECISSION. Rescission of the Agreement shall not be available as a remedy at law or in equity to either party hereto or their successors or permitted assigns in the event of a breach of or other default under this Agreement. Nothing herein contained shall affect any other right or remedy of either party hereto.

          11.4 BOOKS AND RECORDS. Seller shall provide Purchaser with true and accurate copies of those portions of its Books and Records as are applicable to the Machine Business or, if such Books and Records or portions thereof are separate from Seller's regular Books and Records, Seller shall make copies thereof and deliver the originals to Purchaser. Following Closing, Purchaser shall give Seller access to the Books and Records for reasonable and lawful business purposes related to post-Closing events or occurrences affecting Seller and pertaining to the Assets, including the right to make copies thereof, during normal business hours. Purchaser shall keep such Books and Records safely and in good order for a reasonable period of time and for such further periods, at Seller's expense, as Seller may reasonably request; provided, that Purchaser may at any time deliver any such Books and records to Seller and shall have access thereto in the same manner as set forth below.

     Seller may keep the originals of books, records and documents as may be agreed upon in writing by Purchaser prior to Closing. With respect to any such originals, Seller shall give Purchaser access thereto and the right to make copies thereof during normal business hours. Seller shall keep such books, records and documents safely and in good order for a reasonable period of time following Closing and for such further periods, at Purchaser's expense, as Purchaser may reasonably request; provided, that Seller may at any time deliver such books, records and documents to Purchaser, and Seller shall have access thereto in the same manner as set forth above.

     12.  MISCELLANEOUS.

          12.1 NOTICE. Any notice required or permitted to be given under this Agreement shall be in writing, and shall be mailed or delivered to the addresses, or sent by telecopy to the telecopy numbers, as follows:

          SELLER:        Newmark, Inc.
                         182 Sandbank Road
                         Cheshire, Connecticut 06410

                         Attention: President
                         Telecopy No.: (203) 272-8890

          PURCHASER      Micron Products Inc.
                         25 Sawyer Passway
                         Fitchburg, Massachusetts 01420

                         Attention: President
                         Telecopy No.: (508) 342-0168

or such other address as shall be furnished in writing by such parties, and such notice shall be effective and be deemed to have been given as of the date actually received.

     To the extent any notice provision in any other agreement, instrument or document required to be executed or executed by the parties in connection with the transactions contemplated herein contains a notice provision which is different from the notice provision contained in this Section 12.1 with respect to matters arising under such other agreement, instrument or document, the notice provision in such other agreement, instrument or document shall control.

          12.2 AMENDMENTS AND WAIVERS. This Agreement may not be amended or waived except by an instrument in writing signed on behalf of each of the parties hereto.

          12.3 FURTHER DOCUMENTS. Seller shall, at any time and from time to time after the Closing, upon request by Purchaser and without further consideration, execute and deliver such instruments of transfer or other documents and take such further action as may be reasonably required in order to convey, transfer, assign and deliver to Purchaser the Assets and the Machine Business in accordance with this Agreement or to perfect any other undertaking made by Seller hereunder. Purchaser shall at any time and from time to time after the Closing, upon request by Seller and without further consideration, execute and deliver such documents and take such further action as may be reasonably required in order to perfect any undertaking made by Purchaser hereunder.

          12.4 OTHER ASSISTANCE. Purchaser shall, at the request of Seller, provide reasonable assistance in the collection of information or documents and make Purchaser's employees available as witnesses when reasonably requested by Seller. Seller shall reimburse Purchaser for all reasonable out-of-pocket costs and expenses incurred by Purchaser (including salaries or wages of Purchaser's employees) in providing said assistance.

          12.5 ASSIGNABILITY; ENFORCEABILITY. Neither party shall assign this Agreement in whole or in part without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided, however, that at or after Closing Purchaser may assign this Agreement and any other closing documents, and its rights and obligations hereunder and thereunder, to any direct or indirect wholly-owned subsidiary of Purchaser, and Purchaser (or any such wholly-owned subsidiary) may assign its rights hereunder and under any other such closing documents to the financial institution(s) or their affiliates financing or refinancing the transactions contemplated hereby; and provided further, that upon foreclosure or sale in lieu of foreclosure or deed in lieu of foreclosure or deed of the Assets or a substantial portion thereof by or to any such financial institutions or their affiliates, the warranties, representation, obligations, agreements and indemnities (in Section 7, 10 and elsewhere herein) between Purchaser and Seller herein and in other documents will inure to the benefit of such financial institutions (or their affiliates) or any purchaser or grantee of such Assets. Any assignments made or attempted in violation of this
Section 12.5 shall be void and of no effect.

          This Agreement shall be binding on and enforceable by Seller and Purchaser.

          Any provision contained in this Section 12.5 to the contrary notwithstanding, Seller shall remain liable for and with respect to the obligations of Seller under this Agreement following any assignment by Seller of this Agreement or its rights and obligations hereunder, the Purchaser shall remain liable for an with respect to the obligations of Purchaser under this Agreement following any assignment by Purchaser of this Agreement or its rights and obligations hereunder.

          Except as set forth in this Section 12.5, and except to the extent that the Purchaser Indemnified Parties and Seller Indemnified Parties shall be entitled to the benefits of the indemnities set forth herein, no person or entity not a party to this Agreement shall have rights under this Agreement as a third party beneficiary or otherwise.

         12.6 EXHIBITS. The Exhibits (and any appendices thereto) inclusive, referred to in this Agreement and all amendments thereto from the time of agreement hereto, are and shall be incorporated herein and made a part hereof.

         12.7   SECTIONS AND ARTICLES.   All Sections and Articles referred to
herein are sections and articles of this Agreement and all Exhibits referred to herein are exhibits attached to this Agreement.

         12.8 ENTIRE AGREEMENT. This Agreement constitutes the full understanding of the parties, a complete allocation of risks between them and a complete and exclusive statement of the terms and conditions of their agreement relating to the subject matter hereof and supersedes any and all prior agreements, whether written or oral, that may exist between the parties with respect thereto. Except as otherwise specifically provided in this Agreement, no conditions, usage of trade, course of dealing or performance, understanding or agreement purporting to modify, vary, explain or supplement the terms or conditions of this Agreement shall be binding unless hereafter made in writing and signed by the party to be bound, and no modification shall be effected by the acknowledgment or acceptance of documents containing terms or conditions at variance with or in addition to those set forth in this Agreement. No waiver by either party with respect to any breach or default or of any right or remedy and no course of dealing, shall be deemed to constitute a continuing waiver of any other breach or default or of any other right or remedy, unless such waiver be expressed in writing signed by the party to be bound. Failure of a party to exercise any right shall not be deemed a waiver of such right or rights in the future.

         12.9 HEADINGS. Headings as to the contents of particular articles and sections are for convenience only and are in no way to be construed as part of this Agreement or as a limitation of the scope of the particular articles or sections to which they refer.

         12.10. CONTROLLING LAW AND JURISDICTION. THE VALIDITY, INTERPRETATION AND PERFORMANCE OF THIS AGREEMENT AND ANY DISPUTE CONNECTED HEREWITH SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MASSACHUSETTS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

         12.11 PUBLIC ANNOUNCEMENT. Until the Closing, no press release, public announcement, confirmation or other information regarding this Agreement or the contents hereof shall be made by either party without the prior consultation of the other party, except as may be necessary in the opinion of counsel of either party to meet the requirements or regulations of any applicable law, governmental unit or agency or stock exchange on which the securities of such party may be listed.

         12.12 FINDER'S FEES AND COMMISSIONS. Seller and Purchaser agree to indemnify each other and hold each other harmless from any liability, cost or expense


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

(including, but not limited to, fees and disbursements of legal counsel) resulting from any agreement, arrangement or understanding made by the indemnifying party with any third party for brokerage or finder's fees or other commissions in connection with this Agreement, the documents and instruments referred to herein, or the transactions contemplated hereby or thereby.

         12.13 CONFIDENTIALITY AGREEMENTS. At the Closing, any confidentiality agreements among Seller and Purchaser and any representatives, advisors, lenders and others acting on behalf of Purchaser shall terminate to the extent they involve information or documents related exclusively to the Machine Business or Assets, but shall remain in full force and effect as to other information and documents. After the Closing Date, without the prior written consent of the other, (a) Seller shall not, directly or indirectly, use or provide to, and shall not permit any affiliate, directly or indirectly, to use or provide any other person any non-public information pertaining to the Machine Business or the Assets, and (b) Purchaser shall not, directly or indirectly, use or provide to, and shall not permit any affiliate, directly or indirectly, to use or provide any other person any non-public information concerning Seller, except to the extent such non-public information pertains to the Machine Business or the Assets. Purchaser or Seller, as the case may be, may disclose such non-pubic information to the extent required by law, provided that notice of the requirement for such disclosure is given to the other prior to making any disclosure and the party that is being compelled to make such disclosure cooperates as the other party may reasonably request in resisting such disclosure; and further provided, that Purchaser or Seller may disclose such non-public information to the extent reasonably required in connection with a proceeding to enforce its rights under this Agreement. Any provision contained herein to the contrary notwithstanding, this Section 12.13 shall not limit the right of Purchaser (or any successor or permitted assign) to provide any such non-public information to its or their lenders, placement agents, underwriters or advisors.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto on the date first hereinabove written.


                   NEWMARK, INC.



                   By:
                      -------------------------------------
                      Francis R. Powell, President


                   MICRON PRODUCTS INC.





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

                   By:
                      -------------------------------------
                      Anthony A. Cetrone, President

























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